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(AIM INVESTMENTS LOGO)

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                                                                         FOUR EASY WAYS TO VOTE YOUR PROXY

                                                   INTERNET:   Go to www.aiminvestments.com/proxy and follow the online directions.

                                                   TELEPHONE:  Call 1-800-XXX-XXXX and follow the simple instructions.

                                                   MAIL:       Vote, sign, date and return your proxy by mail.

                                                   IN PERSON:  Vote at the Special Meeting of Shareholders.

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           999 999 999 999 99

AIM MID CAP GROWTH FUND (THE "FUND")                                         PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
AN INVESTMENT PORTFOLIO OF AIM EQUITY FUNDS                                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                                                                                                 FEBRUARY 28, 2006


The undersigned hereby appoints Mark H. Williamson, Robert H. Graham, Kevin M. Carome, Sidney M. Dilgren and Ofelia M. Mayo, and
any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on reverse of this proxy card, at the Special Meeting of Shareholders on February 28, 2006, at 3:00 p.m., Central
Time, and at any adjournment or postponement thereof, all of the shares of the FUND which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL
OF THE PROPOSAL.

                                                                    NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET, PLEASE DO NOT
                                                                          RETURN YOUR PROXY CARD.

                                                                         PROXY MUST BE SIGNED AND DATED BELOW.


                                                                    Dated                      2006
                                                                          --------------------

                                                                    -------------------------------------------------------------

                                                                    -------------------------------------------------------------
                                                                    Signature(s) (if held jointly)              (SIGN IN THE BOX)

                                                                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY
                                                                    CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer's position with the entity.
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                                                        PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X]
                                                        PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.


                                                                                                  FOR       AGAINST       ABSTAIN

1.  Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the      [ ]        [ ]           [ ]
    assets of AIM Mid Cap Growth Fund (the "Fund"), an investment portfolio of AIM Equity
    Funds ("Trust"), will be transferred to AIM Dynamics Fund ("Buying Fund"), an investment portfolio of AIM Stock Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.


PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.





                        PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
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